PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated April 24, 2024)	Registration No. 333-278657

AMPLITECH GROUP, INC.

Up to $25,000,000

Shares of Common Stock

We have entered into an equity distribution agreement, or the Equity Distribution Agreement, with Maxim Group LLC, or Maxim, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock, par value $0.001, having an aggregate offering price of up to $25 million from time to time through Maxim, acting as our exclusive sales agent, at our discretion.

Our common stock and warrants are listed on the Nasdaq Capital Market and trade under the symbols “AMPG” and “AMPGW” respectively. The last reported sale price of our Common Stock on the Nasdaq Capital Market on March 18, 2025, was $1.82 per share. We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus supplement and may elect to do so in future filings.

On December 27, 2024, our public float increased above $75 million and, as a result, we are not subject to the limitations contained in General Instruction I.B.6 of Form S-3 as of the date of this prospectus supplement. Prior to such date, we were subject to General Instruction I.B.6 of Form S-3 as a result of our public float being less than $75 million, which limited the maximum amount of common stock we could sell.

Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Maxim is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Maxim for sales of common stock sold pursuant to the Equity Distribution Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Equity Distribution Agreement. In connection with the sale of the common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-9 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Sales Agent

MAXIM GROUP LLC

The date of this prospectus supplement is March 21, 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying base prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information contained in this prospectus supplement is accurate only as of the date on the front cover page of this prospectus supplement, or other earlier date stated in this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement and the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 (File No. 333-278657) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on April 24, 2024.

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus supplement only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor Maxim have authorized anyone to provide you with any different information. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Shares to which it relates, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “AmpliTech,” the “Company,” “we,” “us,” “our” or similar references to refer to AmpliTech Group, Inc. together with any subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 (File No. 333-278657) with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC, including the registration statement and exhibits to the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. These documents may also be accessed on our web site at www.amplitechinc.com. Information contained on our web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our web site to be part of this prospectus or the accompanying prospectus. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus supplement by reference.

INFORMATION WE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed with the SEC on April 1, 2024);

●	our Quarterly Reports on Form 10-Q filed with the SEC on May 28, 2024, August 14, 2024,and November 14, 2024;

●	our Current Reports on Form 8-K filed with the SEC on March 26, 2024, May 16, 2024 May 24, 2024, May 30, 2024, August 1, 2024; September 11, 2024, October 1, 2024, November 26, 2024, December 13, 2024, December 17, 2024, December 20, 2024, December 26, 2024; December 30, 2024 , and January 21, 2025;

●	Our Amended Proxy Statement on Schedule 14A filed with the SEC on October 22, 2024;

●	our Form 8-A12B, filed with the SEC on February 16, 2021; and

●	the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on March 31, 2021).

All reports and other documents that we subsequently file with the SEC (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our common stock pursuant to this prospectus supplement and (2) the date we stop offering our common stock pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

AmpliTech Group, Inc.

155 Plant Avenue, Hauppauge, NY 11788

(631) 521-7831

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus supplement, including the documents incorporated by reference herein, and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors” in this prospectus supplement, as such risk factors may be amended, supplemented or superseded from time to time by reports we file with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in any prospectus supplement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including the information under the heading “Risk Factors.”

Overview

AmpliTech Group Inc. (“AMPG,” “AmpliTech” or the “Company”), incorporated in 2010 in the state of Nevada, is the parent company of AmpliTech, Inc., and the Company’s divisions, Specialty Microwave, Spectrum Semiconductor Materials, AmpliTech Group MMIC Design Center (“AGMDC”) and AmpliTech Group True G Speed Services (“AGTGSS”).

AmpliTech, Inc. designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of Radio Frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers (“LNA”), medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis. We have both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

Specialty Microwave designs and manufactures state-of- the-art precision SATCOM microwave components, RF subsystems and specialized electronic assemblies for the military and commercial markets, flexible and rugged waveguides, wave guide adapters and more.

On November 19, 2021, AMPG entered into an Asset Purchase Agreement with Spectrum Semiconductor Materials Inc. (“SSM”), a globally authorized distributor of integrated circuit (IC) packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements founded in 1990 and headquartered in San Jose, CA, pursuant to which AMPG acquired substantially all of the assets of the Company (the Acquisition). The Acquisition was completed on December 15, 2021.

In 2021, the Company opened AGMDC, a monolithic microwave integrated circuits (“MMIC”) chip design center, in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to wider base of customers requiring high technology in smaller packages.

In August 2022, we formed our AGTGSS division to enable “true G speeds” to the industry. AGTGSS’ main function will be to plan and configure 5G radio systems and make them O-RAN compliant. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

The Company’s research and development initiative to expand its product line of low noise amplifiers to include its new 5G and wireless infrastructure products, cryogenic amplifiers and MMIC designs is progressing significantly. Our combined engineering and manufacturing resources are expected to complement the development of new subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

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Our Corporate History and Structure

AmpliTech Group Inc. was incorporated under the laws of the State of Nevada on December 30, 2010. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 833,750 shares of the Company’s common stock to the shareholders of AmpliTech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (the “Share Exchange”). After the Share Exchange, the selling shareholders owned 60,000 shares of the outstanding 893,750 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes. The capital balances have been retroactively adjusted to reflect the reverse acquisition.

AmpliTech designs, engineers and assembles microwave component based low noise amplifiers (“LNA”) that meet individual customer specifications. Application of the Company’s proprietary technology results in maximum frequency gain with minimal background noise distortion as required by each customer. The Company has both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the assets of Specialty Microwave Corporation, a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition, the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%.

Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

On February 17, 2021, AmpliTech Group Inc.’s common stock and warrants commenced trading on NASDAQ under the symbols “AMPG” and “AMPGW,” respectively. A reverse split of the outstanding common stock at a 1-for-20 ratio became effective February 17, 2021, as of 12:01 a.m., Eastern Time. All share amounts have been retroactively re-stated to reflect the reverse split.

On November 19, 2021, AmpliTech Group, Inc. entered into an Asset Purchase Agreement with SSM, pursuant to which AmpliTech would acquire substantially all of the assets of SSM. SSM, located in Silicon Valley (San Jose, CA), was a global authorized distributor of IC packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements. The aggregate purchase price for the acquisition was $10,123,276, subject to certain working capital and other adjustments. $665,200 of the aggregate purchase price was paid by the issuance of 188,442 unregistered shares of AmpliTech common stock at the closing of the acquisition. The acquisition was completed on December 15, 2021.

In 2021, the Company opened a MMIC chip design center in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to a wider base of customers requiring high technology in smaller packages.

In August 2022, our AGTGSS division was founded to serve and provide complete system integration and ORAN compliant O-RU’s (Radio Units) for telcos, enabling the industry to access ‘True 5G Speeds’. AGTGSS provides Managed Services, Cyber Security, Cloud Services, Data Sciences and Telco Cloud Services. AGTGSS will also be providing full installation of Private 5G Networks (P5G) which includes the deployment of AmpliTech Group developed radio units. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

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Recent Events

Preliminary Estimated Results for the Fourth Fiscal Quarter and Fiscal Year Ended December 31, 2024.

Our expectations with respect to our revenue, cost of goods sold, gross margin and net loss for the fourth fiscal quarter and the fiscal year ended December 31, 2024 discussed below are based upon management estimates for the period. Our expectations are subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audit of our consolidated financial statements for the fiscal year ended December 31, 2024. Following the completion of our financial closing process and the audit, we may report revenue, cost of goods sold, gross margin and net loss for the fourth fiscal quarter and the fiscal year ended December 31, 2024 that could differ from our expectations, and the differences could be material.

The expectations set forth below have been prepared by, and are the responsibility of, our management. Sadler, Gibb & Associates, LLC (“Sadler Gibb”), our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, Sadler Gibb does not express an opinion or any other form of assurance with respect thereto.

Preliminary Results for Fourth Quarter Ended December 31, 2024

Preliminary estimated revenues are expected to be approximately $1,800,000 for the fourth quarter of 2024 compared with $4,000,000 for the fourth quarter of 2023, a year-on-year decrease of 55%.

Preliminary estimated cost of goods sold are expected to be approximately $1,600,00 for the fourth quarter of 2024 compared with $2,000,000 for the fourth quarter of 2023, a year-on-year decrease of 20.%.

Preliminary estimated gross margin is expected to be 11% for the fourth quarter of 2024 compared with 50% for the fourth quarter of 2023.

Preliminary net loss is expected to be approximately $3,800,000 for the fourth quarter of 2024 compared to a net loss of $600,000 for the fourth quarter of 2023.

Preliminary Results for Fiscal Year Ended December 31, 2024

Preliminary estimated revenues are expected to be approximately $9,500,000 for the fiscal year ended December 31 2024 compared with $15,600,000 for the fiscal year ended December 31, 2023, a year-on-year decrease of 39.%.

Preliminary estimated cost of goods sold are expected to be approximately $6,000,000 for the fiscal year ended December 31, 2024 compared with $8,300,000 for the fiscal year ended December 31, 2023, a year-on-year decrease of 28%.

Preliminary estimated gross margin is expected to be 37% for the fiscal year ended December 31, 2024 compared with 47% for the fiscal year ended December 31, 2023.

Preliminary net loss is expected to be approximately $11,200,000 for the year ended December 31, 2024, compared to a net loss of $2,500,000 for the year ended December 31, 2023.

Overall, our net loss is attributable to the following:

●	A decrease in sales is due to the decrease in global demand and recessionary market dynamics affecting most of our customers across all divisions and product lines, specifically in the Asian markets.

●	Research and development expenses have increased over 50%, mainly attributable to the completion of our MIMO 64T64R Oran Cat B radio network, which provides true 5G speeds with improved signal strength, enhanced coverage, increased user capacity and adheres to the ORAN specifications promoting openness and interoperability in radio access networks.

●	Loss related to digital currency investment. See “Risk Factors”

Letters of Intent

On March 17, 2025, the Company entered into a non-binding letter of intent to purchase assets and intellectual property related to certain radio products used in the ORAN network for $8 million consisting of cash and common stock. The letter of intent is subject to due diligence and the parties entering into definitive purchase agreements and no assurance can be given that the acquisition will be completed. If this acquisition is completed, it will permit the Company to seek new customers through these products.

On March 20, 2025, the Company entered into a non-binding letter of intent with a contract manufacturer on behalf of its end user for the purchase of $78 million of the Company’s Band 50 Radios 4x20 Watts. If fulfilled, deliveries of the order are expected to start in FY2025 and will substantially increase each year thereafter into 2027. The non-binding letter of intent is subject to the parties entering into a series of definitive purchase orders. No assurance can be given that the Company will enter into any purchase orders or purchase orders for the total amount of $78 million.

Recent Board Change

On January 17, 2025, Mr. Matthew Kappers resigned as a director of the Company, including his positions as the chairman of the Nominating and Corporate Governance Committee, and as a member of the Audit Committee and the Compensation Committee for personal reasons. Upon Mr. Kappers’ resignation, the Board appointed Mr. Shailesh “Sonny” Modi as a director of the Board of Directors of the Company to fill the vacancy resulting from Mr. Kappers’ resignation. The Board appointed Mr. Modi to serve as the chairman of the Nominating and Corporate Governance Committee, and a member of the Audit Committee and the Compensation Committee.

In addition, on January 20, 2025, each of the following independent directors: Mr. Andrew Lee, Mr. Daniel Mazziota and Mr. Shailesh “Sonny” Modi entered into an independent director agreement with the Company (the “Director Agreement”). The Director Agreement provides for a one (1) year term unless terminated earlier upon certain events set forth in the Director Agreement, which includes among other things, resignation or removal. In addition, the Director Agreement also provides, among other things, reimbursement of expenses for attending meetings, indemnification and annual compensation of 15,000 Restricted Stock Units pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan for services.

Recent Debt Reduction

On July 23, 2024, the Company entered into a business loan and security agreement with Altbanq Lending II LLC in the amount of $1,300,000, which included an origination fee of $26,000 and an original issue discount of $403,000. The loan was payable within 76 weeks through 38 bi-weekly payments of $44,816 and bore an annual interest rate of 21.2% with prepayment options available. The loan was secured by the Company’s assets through a UCC filing, and the proceeds were used for working capital, 5G licensing and certification fees. During the year ended December 31, 2024, the Company repaid the loan in full, through principal payments of $1,534,000, and recorded $260,000 in debt discount amortization.

Recent Financings

On September 11, 2024, we completed an offering of 1,369,488 shares of common stock at an offering price of $0.7302 per share raising in the aggregate gross proceeds of $1,000,000 before expenses with a single institutional investor, and $910,000 in net proceeds (the “September Offering”).

On November 24, 2024, we entered into a Securities Purchase Agreement with three institutional investors pursuant to which we sold in a registered direct offering 1,425,377 shares of our common stock, at a per share price of $0.92 and prefunded warrants to purchase 177,882 shares of common stock, at $0.919 per prefunded warrant (“Prefunded Warrant”) (the “November Offering”). The closing of the registered direct offering occurred on November 26, 2024. The exercise price of each Prefunded Warrant is $0.001 and the Prefunded Warrants are exercisable immediately until they are exercised in full. We raised approximately $1,474,998 in gross proceeds from the offering and $1,322,748 in net proceeds. All of the Prefunded Warrants have been exercised.

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On December 11, 2024, we entered into a Securities Purchase Agreement with three institutional investors pursuant to which we sold in a registered direct offering 1,352,500 shares of our common stock at a per share price of $1.60 (the “December Offering”). The closing of the registered direct offering occurred on December 13, 2024. We raised approximately $2,164,000 in gross proceeds and $1,982,520 in net proceeds from the offering.

On December 16, 2024, we entered into a Securities Purchase Agreement with two institutional investors pursuant to which we sold in a registered direct offering 1,516,680 shares of our common stock at a per share price of $2.10 (the “Second December Offering”). The closing of the registered direct offering occurred on December 18, 2024. We raised approximately $3,185,028 in gross proceeds and $2,932,076 in net proceeds from the offering.

On December 24, 2024, we entered into a Securities Purchase Agreement with three institutional investors pursuant to which we sold in a registered direct offering 1,871,000 shares of our common stock at a per share price of $3.10 (the “Third December Offering”). The closing of the registered direct offering occurred on December 27, 2024. We raised approximately $5,800,100 in gross proceeds and $5,364,093 in net proceeds from the offering.

On December 27, 2024, we entered into a Securities Purchase Agreement with three institutional investors pursuant to which we sold in a registered direct offering 2,173,920 shares of our common stock, par value $0.001 per share, at a per share price of $4.60 (“Fourth December Offering”). The closing of the registered direct offering occurred on December 31, 2024. We raised approximately $10,000,032 in gross proceeds and $9,270,030 in net proceeds from the offering.

Pursuant to the Securities Purchase Agreements entered into in the November Offering, December Offering, Second December Offering, Third December Offering and Fourth December Offering we agreed to, among other things, not issue any shares of common stock for a period of 45 days after such Offerings’ respective closing dates. Investors who participated in the November Offering, December Offering, Second December Offering and Third December Offering agreed to waive this 45-day prohibition on issuing securities in connection with the Fourth December Offering.

Nasdaq Compliance

As previously disclosed, on September 27, 2024, we received notice from The NASDAQ Stock Market LLC (“Nasdaq”) indicating we were not in compliance with the minimum bid price requirement of $1.00 per share under the Nasdaq Listing Rules. On December 27, 2024, we received notice from Nasdaq that we have regained compliance with the minimum bid price requirement under the Nasdaq Listing Rules. Our stock price has maintained a closing bid price above $1.00 per share for more than ten consecutive trading days, thereby meeting the requirements for regaining compliance.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our most recent second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our most recent second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Common Stock offered by us	Shares of our common stock having an aggregate offering price of up to $25 million, or this offering.

Manner of Offering	“At the Market Offering” that may be made from time to time through or to, Maxim, as sales agent or principal. See “Plan of Distribution” on page S-14

Common stock outstanding immediately before offering	19,658,960 shares of common stock

Common stock outstanding immediately after offering(1)	Up to 13,736,264 shares of common stock, based on an assumed offering price of $1.82 per share, which was the closing price of our common stock on the Nasdaq Capital Market on March 18, 2025. The actual number of shares of our common stock issued will vary depending on the sales price under this offering.

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes including, but not limited to, research and development; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. See ‘‘Use of Proceeds’’ on page S-12 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

Exchange Listing	Our common stock is traded on Nasdaq Capital Market under the symbol “AMPG.”

Exclusive Sales Agent	Maxim Group LLC is acting as the exclusive sales agent in connection with this offering.

Transfer Agent	The transfer agent and registrar for our common stock is VStock Transfer LLC.

(1)	The number of shares of common stock that will be outstanding after this offering as shown above is based on 19,658,960 shares of common stock outstanding as of March 18, 2025 and assumes the sale of all the shares of common stock being offered pursuant to this prospectus supplement, and excludes the following:

●	1,320,000 shares of common stock issuable upon exercise of stock options granted under the Equity Plan, at a weighted-average exercise price of $2.28, which are outstanding as of March 18, 2025 and subject to vesting;
●	3,296,942 shares of common stock issuable upon the exercise of the warrants outstanding as of March 18, 2025, at an exercise price of $7.83 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above.

S-8

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus supplement, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2023, any subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to This Offering

If our business developments and achievements do not meet the expectations of investors or securities analysts or for other reasons the expected benefits do not occur, the market price of shares of our Common Stock traded on Nasdaq may decline.

If our business developments and achievements do not meet the expectations of investors or securities analysts, the market price of shares of our Common Stock traded on Nasdaq may decline. The trading price of shares of our Common Stock could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors mentioned in this “Risk Factors” section and elsewhere in this prospectus could have a negative impact on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

The price of shares of our Common Stock has fluctuated substantially.

The price of shares of our Common Stock has fluctuated substantially. Therefore, some investors who have purchased our Common Stock at high prices face the risk of losing a significant portion of their original investment if they have to sell at a time when the price of shares of our Common Stock has declined.

For example, during the fourth quarter of 2024, and in particular the months of November and December 2024, the price of our Common Stock and trading volume significantly increased. During this period, we did not make any significant announcements other than our financial condition and results of operations for the three and nine months ended September 30, 2024. Accordingly, the market price of our Common Stock may fluctuate dramatically and may decline rapidly after you purchase shares in this offering, irrespective of any developments in our business. In addition, the volatility of our stock price could cause other consequences including causing a short squeeze due to the difference in investment decisions by short sellers of shares of our Common Stock and buy-and-hold decisions of longer investors.

You should consider an investment in our securities to be risky, and you should invest in our securities only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of shares of our Common Stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	sale of shares of our Common Stock by our stockholders;
●	volatility in trading volumes of our shares of Common Stock;
●	our ability to obtain financings to conduct and complete our business activities;
●	possible delays in the expected recognition of revenue due to lengthy and sometimes unpredictable sales timelines;
●	failures to meet external expectations or management guidance;
●	changes in our capital structure and future issuances of securities;
●	our cash position;
●	announcements and events surrounding financing efforts;
●	changes in general economic, political and market conditions in any area in which we conduct our business;
●	analyst research reports, recommendations and changes in recommendations, price targets, and withdrawals of coverage;
●	quarterly variations in our results of operations or those of our competitors;
●	delays in end-user deployments of products;
●	our ability to develop and market new and enhanced products on a timely basis;
●	commencement of, or our involvement in, litigation;
●	major changes in our Board of Directors or management, including the departure of Mr. Maqbool;
●	our failure to generate material revenues;
●	our public disclosure of the terms of any financing which we may consummate in the future;
●	cancellation of key contracts;
●	short selling activities; and
●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of shares of our Common Stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

S-9

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the historical and pro forma as adjusted net tangible book value per share of our common stock outstanding prior to this offering. If the price per share of our common stock being offered is substantially higher than the pro forma as adjusted net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the pro forma net tangible book value of the common stock you purchase in this offering. Assuming that an aggregate of 13,736,264 shares of our common stock are sold at a price of $1.82 per share, the last reported sale price of our common stock on Nasdaq on March 18, 2025, for aggregate gross proceeds of $25 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $0.0934 per share, representing the difference between our pro forma net tangible book value per share of common stock as of September 30, 2024. If we were to sell shares of our common stock in this offering at a price per share greater than our pro forma net tangible book value, it would result in dilution of your investment. The exercise of outstanding stock options, warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per Share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of Shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

S-10

The common stock offered hereby will be sold in “at the market offering” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of sales of common stock made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Maxim at any time throughout the term of the Equity Distribution Agreement. The number of shares of common stock that are sold by Maxim after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Maxim. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

We are subject to certain continuing listing requirements under the Nasdaq Listing Rules, if we fail to comply with The Nasdaq Capital Market continued listing requirements, our Common Stock may be delisted.

The listing of our Common Stock on The Nasdaq Capital Market is contingent upon our compliance with The Nasdaq Capital Market’s conditions for continued listing. If we fail to meet any Nasdaq listing requirements, including the minimum bid price, and do not regain compliance, we may be subject to delisting by Nasdaq. In the event our common stock is no longer listed for trading on Nasdaq, our trading volume and share price may decrease and you may have a difficult time selling your shares of common stock. In addition, we may experience difficulties in raising capital which could materially adversely affect our operations and financial results. Further, delisting from Nasdaq markets could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees. Finally, delisting could make it harder for you and the Company to sell the securities and hard for us to raise capital.

We have material weaknesses in our internal accounting control over financial reporting.

Our management has identified material weaknesses in our internal control over financial reporting related to lack of segregation of duties resulting from our limited personnel and ineffective control over financial statement disclosure as controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements and has concluded that, due to such material weaknesses, our disclosure controls and procedures were not effective as of December 31, 2023.

In addition, during the three months ended March 31, 2024, we made several transactions in digital currency in the total amount of approximately $3.25 million (the “Digital Currency Investment”) which was fraudulently induced. As a result, we identified further additional material weaknesses regarding our internal controls over financial reporting including, but not limited to, the lack of segregation of duties involved in the execution and approvals of wire transfers for material investments in digital assets.

We have identified certain steps necessary to address the material weaknesses, and in the first and second quarter of 2024, we continued to implement the remedial procedures. However, if not remediated, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

On October 31, 2024, the Company received a shareholder letter demanding that the Company’s Board take action against certain and/or former officers and directors of the Company asserting violations of fiduciary duties of good faith, loyalty and due care, and/or the aiding and abetting of such breaches of fiduciary duty in connection with the Digital Currency Investment. We have established a Board committee to review this letter and to prepare a response thereto. In addition, as previously discussed, the Company’s Board has taken steps and adopted procedures in response to the material weakness related to the Digital Currency Investment.

S-11

USE OF PROCEEDS

We may offer and sell shares of our common stock having aggregate sales proceeds of up to $25 million from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Equity Distribution Agreement with Maxim as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our board of directors and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our Board of Directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our Board of Directors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering up to $25,000,000 shares of our common stock in this offering pursuant to this prospectus supplement and the accompanying prospectus. As of March 18, 2025, there were 19,658,960 of common stock issued and outstanding, held by approximately 44 stockholders of record. Not reflected in the number of stockholders of record are persons who beneficially own shares of common stock held in nominee or street name. See “Descriptions of Capital Stock” beginning on page 6 in the accompanying prospectus for more information regarding our shares of common stock.

DILUTION

Our net tangible book value on September 30, 2024 was approximately $12,808,124 or $1.1548 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of our outstanding common stock.

After giving effect to the issuance of (i) 1,425,377 shares of common stock at an offering price of $0.92 per share relating to the November Offering, 1,352,500 shares of common stock at an offering price of $1.60 per share relating to the December Offering, 1,516,680 shares of common stock at an offering price of $2.10 per share relating to the Second December Offering and 1,871,000 shares of common stock at an offering price of $3.10 per share relating to the Third December Offering, and 2,173,920 shares of common stock at an offering price of $4.60 relating to the Fourth December Offering; and (ii) (a) Prefunded Warrants to purchase 177,882 shares of our common stock at an offering price of $0.919 per Prefunded Warrant and (b) 177,882 shares of our common stock upon exercise of Prefunded Warrants at an exercise price of $0.001 which were purchased in the November Offering; for aggregate net proceeds of $20,871,467.52 in respect of (i)-(ii) above, (iv) 45,000 shares of common stock issued to our independent director for their services; and (iv) 2,500 shares of common stock issued in connection with services rendered (collectively, the “Subsequent Issuances”), our pro forma net tangible book value as of September 30, 2024 would have been approximately $33,498,591, or $1.7042 per share.

S-12

After giving effect to the sale of 13,736,264 shares of common stock in this offering, at an assumed offering price of $1.82 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on March 18, 2025, and after deducting Maxim fees and estimated offering expenses payable by us in connection with this offering, our pro forma as-adjusted net tangible book value as of September 30, 2024 would have been approximately $57,659,092, or $1.7266 per share. This represents an immediate increase in net tangible book value of $0.0224 per share to our existing shareholders and an immediate dilution of $0.0934 per share to the investors participating in this offering.

The following table illustrates this per-share dilution of our common stock:

Assumed offering price per share		$1.82
Net tangible book value per share as of September 30, 2024	$1.1548
Pro forma net tangible book value per share as of September 30, 2024	1.7042
Increase to pro forma net tangible book value per share attributable to this offering	$0.0224
Pro forma as-adjusted net tangible book value per share after this offering		$1.7266
Dilution per share to new investors in this offering		$0.0934

The table above assumes for illustrative purposes that an aggregate 13,736,264 shares of our common stock are sold during the term of the Equity Distribution Agreement with Maxim at an assumed offering price of $1.82 per share, the last reported sale price of our common stock on Nasdaq Capital Market on March 18, 2025 for aggregate gross proceeds of $25 million. The shares subject to the Equity Distribution Agreement with Maxim are being sold from time to time at various prices.

An increase of $0.30 per share in the price at which the shares are sold from the assumed offering price of $1.82 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25 million during the term of the Equity Distribution Agreement with Maxim is sold at that price, would increase the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to $1.833 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.30 per share in the price at which the shares are sold from the assumed offering price of $1.82 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25 million during the term of the Equity Distribution Agreement with Maxim is sold at that price, would decrease the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to $1.5969 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The foregoing table is based on 11,091,601 shares of common stock outstanding as of September 30, 2024 (on an adjusted basis to include the Subsequent Issuances) and excludes the following:

●	1,284,858 shares of common stock issuable upon exercise of stock options granted under the Equity Plan, at a weighted-average exercise price of $2.30, which are outstanding as of September 30, 2024 and subject to vesting;
●	5,000 shares of common stock underlying restricted stock units granted under the Equity Plan, which are outstanding as of September 30, 2024 and subject to vesting; and
●	3,296,942 shares of common stock issuable upon the exercise of the warrants outstanding as of September 30, 2024 at an exercise price of $7.83 per share.

To the extent that any of the above outstanding options or warrants are exercised, restricted stock units vest, or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-13

PLAN OF DISTRIBUTION

We entered into the Equity Distribution Agreement with Maxim Group LLC (“Maxim”) on March 21, 2025. In accordance with the Equity Distribution Agreement, Maxim has agreed to act as exclusive sales agent in connection with this offering of our common stock having an aggregate offering price of up to approximately $25 million pursuant to this prospectus supplement and the accompanying base prospectus. Maxim is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Maxim may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

We will pay Maxim in cash, upon each sale of shares of our common stock pursuant to the Equity Distribution Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for certain specified expenses, including actual reasonable and documented out-of-pocket costs and expenses, including the fees and disbursements of its legal counsel, in an amount of up to $30,000. In addition to such fees, at the end of each quarter in which the offering is open and during which sales of our common stock have occurred, we have agreed to pay Maxim’s legal counsel an additional legal fee equal to $3,000.

Settlement for sales of shares of our common stock will occur on the second business day, or such shorter settlement cycle as may be in effect under Rule 15c6-1 of the Securities Exchange Act of 1934 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

We have agreed to provide indemnification and contribution to Maxim and specified persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that Maxim may be required to make in respect of such liabilities.

Maxim may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Maxim would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the agent acting as principal. Under these rules and regulations, Maxim:

● may not engage in any stabilization activity in connection with our securities; and

● may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-14

The offering of shares of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earliest of (i) the sale of all common stock having an aggregate offering price of $25 million as provided for in this prospectus supplement, and (iii) the termination of the Equity Distribution Agreement by the provision of five (5) days prior written notice by either party or otherwise pursuant to the terms of the Equity Distribution Agreement.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. A copy of the Equity Distribution Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AMPG.”

Other than in the United States, no action has or will be taken by us or Maxim that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

In connection with the September Offering, November Offering, December Offering, Second December Offering, Third December Offering and Fourth December Offering, Maxim acted as our placement agent. Pursuant to the terms of the Placement Agency Agreement dated September 9, 2024, with Maxim for a period of 9 months from the closing of a registered direct offering on September 11, 2024, we previously granted Maxim the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked, or debt (excluding commercial bank debt) offerings of our Company or any successor to or any subsidiary of our Company for which we retain the service of an underwriter, agent, advisor, finder, or other person or entity in connection with such offering during such 9 month period (the “Right of First Refusal”). We have agreed not to offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain the placement agent. In addition, we agreed to pay to Maxim a tail fee equal to 7.0% the aggregate gross proceeds raised from any investor who was contacted or introduced by Maxim in connection with the Fourth December Offering any other financing of equity or equity-linked capital-raising activity during the 9 month period following the completion of the offering.

Maxim and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The sales agent and certain of its affiliates may, in the future, perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they would receive customary fees and expenses.

In the ordinary course of their various business activities, Maxim and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The sales agent and certain of its respective affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-15

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Lewis Brisbois Bisgaard & Smith LLP, San Francisco, California. Sullivan & Worcester, LLP, New York, New York is acting as counsel to sales agent in connection with this offering.

EXPERTS

Our financial statements as of December 31, 2023 and December 31, 2022 have been included in reliance on the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

S-16

PROSPECTUS

AMPLITECH GROUP, INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $200,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock and warrants are listed on the Nasdaq Capital Market and trade under the symbols “AMPG” and “AMPGW” respectively. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

The aggregate market value of our outstanding common stock held by non-affiliates is $16,476,289 based on 9,717,113 shares of outstanding common stock, of which 6,780,366 shares are held by non-affiliates, and a per share price of $2.43 which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on April 8, 2024. During the 12-calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “AmpliTech,” the “Company,” “we,” “us,” “our” or similar references to refer to AmpliTech Group, Inc. together with any subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.amplitechinc.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed with the SEC on April 1, 2024);

●	our Current Report on Form 8-K filed with the SEC on March 26, 2024;

●	our Form 8-A12B, filed with the SEC on February 16, 2021; and

●	the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on March 31, 2021).

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

AmpliTech Group, Inc.

155 Plant Avenue, Hauppauge, NY 11788

(631) 521-7831

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus, including the documents incorporated by reference herein, and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors” in this prospectus, as such risk factors may be amended, supplemented or superseded from time to time by reports we file with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in any prospectus supplement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by law.

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AmpliTech Group, Inc.

AmpliTech Group Inc. (“AMPG,” “AmpliTech” or the “Company”), incorporated in 2010 in the state of Nevada, is the parent company of AmpliTech, Inc., and the Company’s divisions, Specialty Microwave, Spectrum Semiconductor Materials, AmpliTech Group MMIC Design Center (“AGMDC”) and AmpliTech Group True G Speed Services (“AGTGSS”).

AmpliTech, Inc. designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of Radio Frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers (“LNA”), medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis. We have both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

Specialty Microwave designs and manufactures state-of- the-art precision SATCOM microwave components, RF subsystems and specialized electronic assemblies for the military and commercial markets, flexible and rugged waveguides, wave guide adapters and more.

On November 19, 2021, AMPG entered into an Asset Purchase Agreement with Spectrum Semiconductor Materials Inc. (“SSM”), a globally authorized distributor of integrated circuit (IC) packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements founded in 1990 and headquartered in San Jose, CA, pursuant to which AMPG acquired substantially all of the assets of the Company (the Acquisition). The Acquisition was completed on December 15, 2021.

In 2021, the Company opened AGMDC, a monolithic microwave integrated circuits (“MMIC”) chip design center, in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to wider base of customers requiring high technology in smaller packages.

In August 2022, we formed our AGTGSS division to enable “true G speeds” to the industry. AGTGSS’ main function will be to plan and configure 5G radio systems and make them O-RAN compliant. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

The Company’s research and development initiative to expand its product line of low noise amplifiers to include its new 5G and wireless infrastructure products, cryogenic amplifiers and MMIC designs is progressing significantly. Our combined engineering and manufacturing resources are expected to complement the development of new subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

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Our Corporate History and Structure

AmpliTech Group Inc. was incorporated under the laws of the State of Nevada on December 30, 2010. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 833,750 shares of the Company’s common stock to the shareholders of AmpliTech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (the “Share Exchange”). After the Share Exchange, the selling shareholders owned 60,000 shares of the outstanding 893,750 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes. The capital balances have been retroactively adjusted to reflect the reverse acquisition.

AmpliTech designs, engineers and assembles microwave component based low noise amplifiers (“LNA”) that meet individual customer specifications. Application of the Company’s proprietary technology results in maximum frequency gain with minimal background noise distortion as required by each customer. The Company has both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the assets of Specialty Microwave Corporation, a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition, the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%.

Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

On February 17, 2021, AmpliTech Group Inc.’s common stock and warrants commenced trading on NASDAQ under the symbols “AMPG” and “AMPGW,” respectively. A reverse split of the outstanding common stock at a 1-for-20 ratio became effective February 17, 2021, as of 12:01 a.m., Eastern Time. All share amounts have been retroactively re-stated to reflect the reverse split.

On November 19, 2021, AmpliTech Group, Inc. entered into an Asset Purchase Agreement with SSM, pursuant to which AmpliTech would acquire substantially all of the assets of SSM. SSM, located in Silicon Valley (San Jose, CA), was a global authorized distributor of IC packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements. The aggregate purchase price for the acquisition was $10,123,276, subject to certain working capital and other adjustments. $665,200 of the aggregate purchase price was paid by the issuance of 188,442 unregistered shares of AmpliTech common stock at the closing of the acquisition. The acquisition was completed on December 15, 2021.

In 2021, the Company opened a MMIC chip design center in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to a wider base of customers requiring high technology in smaller packages.

In August 2022, our AGTGSS division was founded to serve and provide complete system integration and ORAN compliant O-RU’s (Radio Units) for telcos, enabling the industry to access ‘True 5G Speeds’. AGTGSS provides Managed Services, Cyber Security, Cloud Services, Data Sciences and Telco Cloud Services. AGTGSS will also be providing full installation of Private 5G Networks (P5G) which includes the deployment of AmpliTech Group developed radio units. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, research and development; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, par value $0.001 per share, as well as certain provisions of our amended and restated articles of incorporation (our “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of blank check preferred stock, $0.001 par value per share. As of April 8, 2024, there are 9,717,113 shares of common stock and 0 shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Our common stock is traded on Nasdaq under the symbol “AMPG.”

The transfer agent and registrar for our common stock is VStock Transfer LLC.

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Preferred Stock

The Board generally will be authorized, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock, in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions as is determined by the Board, which may include, among others, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange and with such adjustments, if any; or (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock. Our stockholders have granted the Board authority to issue the preferred stock and to determine the rights and preferences of the preferred stock in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of common stock will be subordinate to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

Anti-Takeover Effects of Some Provisions of Nevada Law

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the Board of Directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

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The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, and/or preferred stock in one or more series. Warrants may be offered independently or together with shares of common stock, and/or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the number of warrants being offered with each share of common stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

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●	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

●	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

●	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

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Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any other foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

●	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

●	issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

●	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercise.

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DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

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If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference Carmel LLP. A partner of Sichenzia Ross Ference Carmel LLP owns 50,000 shares of our common stock.

EXPERTS

Our financial statements as of December 31, 2023 and December 31, 2022 have been included in reliance on the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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AmpliTech Group, Inc.

Up to $25,000,000

Shares of Common Stock

Sole Sales Agent

MAXIM GROUP LLC

The date of this prospectus supplement is March 21, 2025